                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

                  FILED BY THE REGISTRANT [X]

                  FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

         -----------------------------------------------------------------------

         CHECK THE APPROPRIATE BOX:

         [ ] PRELIMINARY PROXY STATEMENT

         [X] DEFINITIVE PROXY STATEMENT

         [ ] DEFINITIVE ADDITIONAL MATERIALS

         [ ] SOLICITING MATERIAL PURSUANT TO SEC.240.14a-11(c) OR SEC.240.14a-12

         [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

         NETEGRITY, INC.
         (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NETEGRITY, INC.
         (NAME OF PERSON(S) FILING PROXY STATEMENT)

         PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

         [X] NO FEE REQUIRED.

         [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

         (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT

         RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

         (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

         (5) TOTAL FEE PAID:

         [ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

         [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)  AMOUNT PREVIOUSLY PAID:

(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)  FILING PARTY:

(4)  DATE FILED:

                                 NETEGRITY, INC.
                                 201 Jones Road
                                Waltham, MA 02451

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  to be held on

                                  May 16, 2003

To Our Stockholders:

         The Annual Meeting of Stockholders of Netegrity, Inc., a Delaware corporation (the "Company" or "Netegrity"), will be held on Friday, May 16, 2003 at 9:00 a.m. local time at 201 Jones Road, Waltham, Massachusetts 02451 (the "Meeting") for the following purposes:

    1.       To elect a Board of Directors; and

    2. To consider and act upon any other business which may properly come before the Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the Meeting. All stockholders of record at the close of business on March 17, 2003 are entitled to notice of, and to vote at, the Meeting.

         All stockholders are cordially invited to attend the Meeting.

                                 By Order of the Board of Directors,

                                 Barry N. Bycoff,
                                 Chairman, President and Chief Executive Officer

April 4, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. THE PROXY MAY BE REVOKED BY THE PERSON EXECUTING THE PROXY BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 NETEGRITY, INC.

                                 PROXY STATEMENT

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2003

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Netegrity, Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders to be held on Friday, May 16, 2003, at 9:00 a.m., local time, at the Company's principal executive offices located at 201 Jones Road, Waltham, Massachusetts 02451, and any adjournments thereof (the "Meeting").

         If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no specification is made with respect to a particular matter, the shares will be voted "For" approval of the matter. With respect to the election of directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name of such individual or group in the space provided on the proxy. Any person giving the enclosed form of proxy has the power to revoke it by executing a proxy bearing a later date and delivering it to the Secretary of the Company at any time before the proxy is exercised, by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to establish a quorum for the transaction of business. The election of the nominees for director will be decided by a plurality vote. Both abstentions and broker "non-votes" will be counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" will not be counted as votes cast or shares voting.

         The Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2002, is being mailed with the proxy materials to all stockholders entitled to vote, on or about April 4, 2003.

         The Company's principal executive offices are located at 201 Jones Road, Waltham, Massachusetts 02451, and its telephone number is (781) 890-1700.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on March 17, 2003 are entitled to notice of, and to vote at, the Meeting. On March 17, 2003, the Company had outstanding 34,324,210 shares of Common Stock, par value $.01 per share. Each outstanding share of Common Stock entitles the record holder to one vote.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth the beneficial ownership of the Company's Common Stock, as of February 28, 2003, by (i) each person known by the Company to beneficially own more than 5% of the issued and outstanding shares of Common Stock, (ii) each director, (iii) each "named executive officer" identified in the Summary Compensation Table below, and (iv) the current directors and executive officers as a group. The address of each of our directors and named executive officers is c/o Netegrity, Inc., 201 Jones Road, Waltham, MA 02451.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days of February 28, 2003 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of Common Stock indicated.

         On August 23, 2002, the Company filed a tender offer statement with the SEC in connection with its offer to exchange certain employee options to purchase shares of the Company's Common Stock for new options to purchase shares of its Common Stock (the "Offer to Exchange"). The Offer to Exchange provided for the grant of new options on two different dates. The number of shares to be granted to each optionee will equal the number of shares tendered by each optionee, except that options with an exercise price of $36.09 tendered by Barry Bycoff and Deepak Taneja will be exchanged at a rate of one share underlying a new option for each two shares underlying such tendered options. The Company granted 50% of the new options on March 25, 2003 and expects to grant the remaining 50% on or about April 25, 2003, subject to the terms and conditions of the Offer to Exchange. Each new option will be exercisable in accordance with a schedule tied to the duration of an individual's employment with the Company. Solely for the purposes of the following table, the options that are currently expected to be exercisable under the Offer to Exchange when they are granted are deemed outstanding for purposes of computing the percentage beneficially owned by the person who will hold the option, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of                                          Shares Beneficially
Beneficial Owner                                                     Owned          Percent of Class
----------------                                                     -----          ----------------
T. Rowe Price Associates, Inc. (1)                                 3,951,260             11.52%
 100 East Pratt Street
 Baltimore, MD 21202
Lawrence D. Lenihan, Jr. (2)                                       2,706,805              7.89%
Pequot Capital Management, Inc. (3)                                2,651,180              7.73%
 500 Nyala Farm Road
 Westport, CT  06880
Barry N. Bycoff (4)                                                1,170,250              3.36%
Regina O. Sommer (5)                                                  75,000                 *
Deepak Taneja (6)                                                    247,344                 *
James E. Rosen (7)                                                   222,571                 *
Michael L. Mark (8)                                                  176,829                 *
Thomas M. Palka (9)                                                  157,465                 *
Ralph B. Wagner (10)                                                  85,600                 *
William C. Bartow (11)                                               120,000                 *
Paul F. Deninger (11)                                                 58,719                 *
Eric R. Giler (11)                                                    33,063                 *

All current executive officers and directors as a group            4,896,181             13.99%
(10 persons) (12)

----------------

*        less than 1%

   (1) Consists of securities owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investment and/or vote the securities. T. Rowe Price has sole dispositive power for 3,951,260 shares and sole voting power for 1,073,060 shares. T. Rowe Price expressly disclaims beneficial ownership of these shares.

   (2) Includes 15,000 shares held by Mr. Lenihan's minor children. Mr. Lenihan is a Managing General Partner of Pequot Capital Management, Inc. and may be deemed to beneficially own the 2,651,180 shares held by Pequot Equity and Pequot Offshore. Mr. Lenihan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Lenihan is also a Trustee of the Lenihan Family Foundation (the "Foundation") and may be deemed to beneficially own the 1,000 shares held by the Foundation. Mr. Lenihan disclaims beneficial ownership of these shares.

   (3) Consists of 2,353,235 shares held of record by Pequot Private Equity Fund, L.P. ("Pequot Equity"), and 297,945 shares held of record by Pequot Offshore Private Equity Fund, Inc. ("Pequot Offshore"). Both funds are managed by Pequot Capital Management, Inc., which has voting and dispositive power of the shares of Common Stock held by Pequot Equity and Pequot Offshore.

   (4) Includes 15,000 shares held in trust for the benefit of Mr. Bycoff's children and 785,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

   (5) Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

   (6) Includes 135,800 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

   (7) Includes 137,001 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

   (8) Includes 24,063 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

   (9) Includes 100,000 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003. Mr. Palka resigned as an executive officer of the Company on October 1, 2002 and terminated his employment with the Company on December 31, 2002. Mr. Palka currently serves as a consultant to the Company.

  (10) Includes 22,188 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

  (11) Consists of options issuable upon exercise of options exercisable within 60 days of February 28, 2003.

  (12) Includes 1,355,834 shares issuable upon exercise of options exercisable within 60 days of February 28, 2003.

                              ELECTION OF DIRECTORS

         At the Meeting, six directors are to be elected, constituting the entire Board of Directors (the "Board"). The directors of the Company shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified.

         No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below. If one or more nominees are unable or unwilling to serve the persons named in the accompanying proxy will vote for substitutes designated by the Board. Should the Board not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees.

      THE FOLLOWING PARAGRAPHS PROVIDE INFORMATION AS OF THE DATE OF THIS PROXY STATEMENT ABOUT EACH MEMBER OF THE COMPANY'S BOARD OF DIRECTORS,
                    EACH OF WHOM IS A NOMINEE FOR ELECTION.

         BARRY N. BYCOFF, 54 years old, was appointed President and Chief Executive Officer and director of the Company in April 1993. In November 1999, Mr. Bycoff was also appointed Chairman of the Board.

         PAUL F. DENINGER, 44 years old, became a director of the Company in February 2000. Mr. Deninger is Chairman and CEO of Broadview Holdings LLP, a merger and acquisition advisor and private equity-investing firm, which he joined in 1987. Mr. Deninger was elected Managing Director of Broadview in 1991, CEO in 1996 and Chairman in 1997. Mr. Deninger serves on the Board of Directors of the Boston Globe Newspaper; TechNet Mass, a bipartisan political organization serving the interests of the technology industry; and the Advisory Board of the Media and Technology Charter High School in Boston.

         ERIC R. GILER, 47 years old, became a director of the Company in December of 1996. Mr. Giler is a director and President of Brooktrout, Inc., a supplier of hardware and software platforms used in the development of applications, services and systems for The New Network, which was founded in 1984. Mr. Giler serves on the Executive Committee of the American Electronics Association (AeA) New England Council. In addition, Mr. Giler has served on the board of the Massachusetts Telecommunications Council since it's founding, most recently as Chairman.

         LAWRENCE D. LENIHAN, JR., 38 years old, became a director of the Company in November 2000. Mr. Lenihan is a Managing General Partner and co-head of the Pequot venture funds and the Pequot private equity funds. Prior to joining Pequot in 1996, he was a principal of Broadview Associates L.L.C., a technology oriented investment-banking firm. Prior to joining Broadview, he held several positions at IBM, including the leader of the interactive multimedia software product business. Mr. Lenihan also serves on the Board of Directors of Digital Generation Systems, Inc., a provider of digital distribution services to the broadcast advertising industry; and US Search.com, Inc., an online provider of information and risk management services providing public record information about individuals and companies; and several other private companies.

         MICHAEL L. MARK, 57 years old, became a director of the Company in October 1994. Since 1990, Mr. Mark has been a private investor and principal of Walnut Venture Associates, an early stage technology funding partnership. Previously, he served as Vice President, System Integrations at Interleaf, Inc., an electronic publishing software developer, Vice President and co-founder of Cadmus Computer Corporation, a workstation manufacturer, and founder and President of American Energy Services, Inc. Mr. Mark also serves as a director of Progress Software Corporation, a manufacturer of software development tools.

         RALPH B. WAGNER, 69 years old, became a director of the Company in September 1992. Since 1997, Mr. Wagner has been a principal of Walnut Venture Associates, an early stage technology funding partnership. Mr. Wagner is a co-founder of icomXpress, Inc., a company producing workflow software for electronic commerce applications. Mr. Wagner serves as a director of several private companies including DYS Analytics, a developer, manufacturer and marketer of software programs; and Softrax, a software developer specializing in software for the software industry.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                         OF EACH OF THE ABOVE NOMINEES.

                         CORPORATE GOVERNANCE PHILOSOPHY

GENERAL

     We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. During the past year, we have been reviewing our corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (the "SEC") and the proposed new listing standards of NASDAQ to ensure compliance.

     Based on our review, we have taken steps to voluntarily implement many of the proposed new rules and listing standards. In particular, we have:

     -   Adopted corporate governance guidelines

     - Reconstituted our Nominating Committee as the Nomination and Governance Committee and adopted a new charter for this Committee

     -   Adopted new charters for our Audit Committee and Compensation
         Committee

     - Amended our Code of Business Conduct and Ethics, which applies to all officers and employees

     - Established a Disclosure Committee, which is made up of members of the finance, legal, marketing and investor relations departments and includes the Chief Financial Officer

     -   Established the position of Lead Director on the Board

If you are interested in receiving a copy of our current Committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics, please write to: Secretary of the Company, Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451.

BOARD OF DIRECTORS

     The business affairs of the Company are conducted under the direction of the Board in accordance with Delaware law, as implemented by the Company's Certificate of Incorporation and By-laws. In satisfying its responsibilities, the Board is authorized to retain its own advisors to assist and advise the Board and its Committees.

     The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders. The Board strives to ensure the success and continuity of the Company's business through the appointment of qualified management. The Board also seeks to ensure that the Company's activities are conducted in a responsible and ethical manner. The Board has established a policy that Board members must limit the number of other public company boards on which they serve so that they are able to devote adequate time to their duties to the Company.

     The Board held eight meetings during the year ended December 31, 2002. Each director attended at least 75% of all meetings held by the Board and all Committees of the Board (as defined below) on which he served during the year ended December 31, 2002 and his respective tenure as director and member of such Committee.

NON-EMPLOYEE DIRECTORS AND LEAD DIRECTOR

     Mr. Bycoff is the only director who is also an employee of the Company. Non-employee directors do not receive consulting, legal or other fees from the Company other than compensation for services as a member of the Board or Committees of the Board. Mr. Bycoff does not participate in any action of the Board relating to his executive compensation plans.

     The Board has established the position of Lead Director, which is currently held by Mr. Deninger. Non-employee directors meet on a regular basis apart from Mr. Bycoff and management representatives, and the Lead Director is responsible for setting the agenda and running the meetings.

BOARD EVALUATION AND SUCCESSION PLANNING

     The Board and its members engage in periodic self-evaluation and self-assessment. The Chief Executive Officer periodically reports to the Board on succession planning and management development. At least annually, the Board evaluates the performance of the Chief Executive Officer and other senior management personnel.

                          BOARD COMMITTEES AND MEETINGS

     The Board currently has standing Nomination and Governance, Compensation and Audit Committees (the "Committees"). Each of these Committees has a written charter approved by the Board. The Committees evaluate their performance on an annual basis and review their respective Committee charters to ensure that they are following the best practices in corporate governance. Each of the Committees is authorized to retain independent consultants in order to advise and assist them in their duties. The members of the Committees are identified below.

Nomination and Governance Committee

     The Nomination and Governance Committee is currently composed of Messrs. Deninger, Chairman, Lenihan and Wagner. The Nomination and Governance Committee held one meeting during the year ended December 31, 2002.

     The Nomination and Governance Committee has developed a set of Corporate Governance Guidelines (the "Guidelines") applicable to the Company. The Nomination and Governance Committee is responsible for overseeing the

Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. Among other matters, the Guidelines established the following governing principles:

     - A majority of the members of the Board are to be independent directors. Independent directors do not receive consulting, legal or other fees from the Company other than Board compensation;

     -   Directors shall stand for re-election every year;

     -   Directors shall not stand for re-election after age 75;

     - The Board shall appoint members to Committees of the Board and establish criteria for selection of new Board members;

     - The Board and Committees of the Board shall have access to management and independent advisors;

     - The Board and its members shall be subject to periodic self-evaluation and self-assessment;

     - At least annually the Board shall review the Company's strategic long-range plan, business unit initiatives, capital projects and budget matters;

     -   The Board shall provide for the designation of a Lead Director;

     - Independent directors shall meet on a regular basis apart from other Board members and management representatives, and the Lead Director shall be responsible for setting the agenda and running the meetings;

     - The Chief Executive Officer shall report periodically to the Board on succession planning and management development;

     - The Board and Compensation Committee shall evaluate the performance of the Chief Executive Officer and other senior management personnel annually; and

     - Incentive compensation plans shall link pay directly and objectively to measured financial goals set in advance by the Compensation Committee.

     The duties and responsibilities of the Nomination and Governance Committee include the following:

     -   Identify individuals qualified to become Board members;

     - Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders;

     - Consider suggestions from stockholders and other sources regarding possible candidates for directors;

     -   Review the Company's Corporate Governance Guidelines annually; and

     -   Oversee the evaluation of the Board and management.

     The Nomination and Governance Committee will consider for nomination to the Board candidates suggested by stockholders, provided such recommendations are delivered to the Company not later than the deadline for submission of stockholder proposals (see "Stockholder Proposals" below). Stockholders who wish to suggest qualified candidates for consideration as directors of the Company by the Nomination and Corporate Governance Committee should write to Secretary of the Company, Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, stating in detail the qualifications of such persons.

Compensation Committee

     The Compensation Committee is currently composed of Mr. Mark, Chairman, and Mr. Wagner. The Compensation Committee held five meetings during the year ended December 31, 2002.

     The duties and responsibilities of the Compensation Committee include the following:

     - Establish overall strategy with respect to compensation for officers and management;

     - Determine who should receive stock options under the Company's various stock plans;

     -   Provide oversight of the Company's qualified employee benefit plans;

     - Perform annual appraisal of the Chief Executive Officer and report results to the Board;

     -   Oversee strategic human resource issues of the Company; and

     - Develop incentive compensation plans, which link pay directly and objectively to measured financial goals.

Audit Committee

     The Audit Committee is currently composed of Mr. Lenihan, Chairman, and Messrs. Mark and Giler, each of whom is an independent director under the current rules of the NASDAQ Stock Market governing the qualifications of the members of the Audit Committee. The Audit Committee held seven meetings during the year ended December 31, 2002.

     The duties and responsibilities of the Audit Committee include the following:

     - Provide oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports, and accounting and financial reporting practices;

     -   Appoint the Company's independent public accountants;

     -   Pre-approve all fees to the Company's independent auditors;

     - Oversee the performance and reviews the scope of the audit function of the Company's independent auditors;

     - Provide oversight of the adequacy of the Company's systems of internal controls; and

     - Provide oversight of management's practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with KPMG LLP, ("KPMG") the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which provides that certain matters related to the conduct of the audit of the Company's financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 relating to the accountant's independence from the Company, has discussed with KPMG their independence from the Company, and has considered the compatibility of non-audit services with the accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board (and the Board has approved) that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended.

     The Audit Committee acts pursuant to a written Audit Committee charter, which is attached to this proxy statement as Appendix A. Each member of the Audit Committee qualifies as an "independent" director under the current listing standards of the NASDAQ Stock Market.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. This oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Therefore, the Committee members have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

                                   AUDIT COMMITTEE

                                   Lawrence D. Lenihan, Jr., Chairman
                                   Michael L. Mark
                                   Eric R. Giler

                   INDEPENDENT AUDITOR FEES AND OTHER MATTERS

Audit Fees

     KPMG billed us an aggregate of $177,500 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the fiscal year ended December 31, 2002. During 2002, fees paid by the Company to KPMG for non-audit services did not exceed the fees paid to KPMG for audit services.

Financial Information Systems Design and Implementation Fees

     KPMG did not bill us for any professional services rendered to us for the fiscal year ended December 31, 2002 in connection with the design and implementation of financial information systems, the operation of information systems or the management of local area networks.

All Other Fees

     KPMG billed us an aggregate of $68,000 in fees for other services rendered to the Company for the fiscal year ended December 31, 2002, primarily for services rendered in connection with corporate income tax planning and tax compliance matters as well as for services rendered in connection with the Offer to Exchange filed by the Company in August 2002.

                            COMPENSATION OF DIRECTORS

     As compensation for serving on the Board, each non-employee director is paid his expenses by the Company for each quarter during which he attends meetings. The Company compensated each non-employee director at a rate of $6,000 per year during 2002. Effective January 1, 2003, each non-employee director will be compensated at a rate of $15,000 per year. Each non-employee director is also reimbursed by the Company for his expenses associated with meeting attendance each calendar quarter. The Chairman of the Audit Committee will receive an additional $15,000 per year and the other members of the Audit Committee will receive an additional $5,000 per year.

     During the year ended December 31, 2002, each non-employee director of the Company (with the exception of Mr. Lenihan) participated in the 2000 Incentive Stock Plan (the "Director Plan"). The Director Plan authorized grants of stock options to members of the Company's Board of Directors who are neither an employee nor an officer of the Company. During the year ended December 31, 2002, Mr. Deninger was granted an option to purchase 35,688 shares pursuant to the Director Plan at an exercise price of $15.37, and Messrs. Giler, Mark and Wagner were each granted an option to purchase 17,500 shares pursuant to the Director Plan at an exercise price of $15.37. Additionally, during the year ended December 31, 2002, Mr. Deninger was granted an additional option to purchase 30,000 shares pursuant to the 1997 Non-Employee Director Plan and 20,000 shares pursuant to the 2000 Stock Incentive Plan, in each case, at an exercise price of $2.99 per share.

Compensation Committee Interlocks and Insider Participation

     The current members of our Compensation Committee are Messrs. Mark, Chairman and Wagner. No executive officer of the Company has served as a director or member of the Compensation Committee or any other entity where executive officers served as a member of the Company's Board or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1996, Mr. Bycoff exercised an option to purchase 300,000 shares of the Company's Common Stock for an aggregate price of $200,000. The Company's Board of Directors approved a loan of $200,000 to Mr. Bycoff for payment of the exercise price, which was evidenced by a full recourse note, the repayment of which was secured by the 300,000 shares of Common Stock until May 2002, when the security obligation was removed. This note bears interest at a rate of 7% per annum and is due and payable on demand by the Company at the discretion of the Board. Mr. Bycoff has paid approximately $94,000 in principal and interest on the loan as of February 28, 2003. Also, during 2002, Mr. Bycoff repaid an advance made during 2002 of approximately $17,000. The largest aggregate amount of indebtedness of Mr. Bycoff to the Company during 2002 was approximately $155,000.

     During 2002, the Company paid approximately $125,000 to a company for marketing services. The principal stockholder of such company is the son-in-law of Mr. Mark, a member of the Company's Board. The Company has similar arrangements with other marketing services firms and believes the arrangement was entered into on substantially the same terms and conditions as its arrangements with such other firms.

                              SUMMARY COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the most recent three years ended December 31, 2002, of those persons who (i) served as the Chief Executive Officer of the Company during any part of the year ended December 31, 2002, (ii) the four most highly compensated executive officers of the Company at December 31, 2002 whose annual compensation and bonus exceeded $100,000, and (iii) another individual who would have been included under item (ii) above but for the fact that the individual was not serving as an executive officer of the Company as of December 31, 2002 (the "Named Executive Officers"):

                                                                                     LONG-TERM COMPENSATION
                                                                                            AWARDS (2)
                                              CALENDAR     ANNUAL COMPENSATION (1)           OPTIONS
NAME AND PRINCIPAL POSITION                     YEAR        SALARY($)    BONUS($)            (#) (3)
---------------------------                     ----        ---------------------            -------
Barry N. Bycoff                                 2002        $375,000    $ 25,000             425,000
Chairman of the Board, Chief                    2001         375,000      20,000             100,000
Executive Officer & President                   2000         250,000     250,000                   0

William C. Bartow                               2002        $170,000          $0              70,000
Vice President of Engineering                   2001         170,000      15,000              50,000
                                                2000         150,000      18,129                   0

James E. Rosen                                  2002        $175,000          $0              75,000
Vice President of Corporate and                 2001         175,000      15,000              50,000
Business Development                            2000         150,000      58,763                   0

Regina O. Sommer                                2002        $200,000          $0                   0
Chief Financial Officer and Treasurer           2001           2,081           0             200,000

Deepak Taneja                                   2002        $210,000          $0             145,000
Chief Technology Officer                        2001         202,000      15,000              50,000
                                                2000         170,000      97,150                   0

Thomas M. Palka (resigned as an                 2002        $200,000    $572,017             175,000
executive officer as of October 1, 2002)        2001         200,000     189,016              60,000
Former Vice President of Sales and Service      2000         150,000     802,848                   0

---------------

(1) Salary and bonus amounts include amounts earned in 2002. In the case of Mr. Palka, bonus amounts include sales commissions, payment of which in some cases had been deferred. Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer is less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts to the named executive officers during the three years ended December 31, 2002.

(3) All of the options granted during 2002 to the named executive officers, other than to Mr. Palka, were tendered in connection with the Offer to Exchange in August 2002. In exchange for these options, as well as other options tendered, it is expected that new options will be granted to the named executive officers on two different dates. The Company granted 50% of the new options on March 25, 2003 and expects to grant the remaining 50% on or about April 25, 2003. The number of shares to be granted to each optionee will equal the number of shares tendered by each optionee, except that options with an exercise price of $36.09 tendered by Barry Bycoff and Deepak Taneja will be exchanged at a rate of one share underlying a new option for each two shares underlying such tendered options. Each new option will be granted at fair market value on the date of the grant and will be exercisable in accordance with a schedule based on the duration of each individual's employment with the Company.

                        OPTION GRANTS IN THE FISCAL YEAR

     The following table sets forth grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2002.

                                          PERCENT OF TOTAL       EXERCISE OR                   POTENTIAL REALIZABLE VALUE AT
                         OPTIONS         OPTIONS GRANTED TO      BASE PRICE    EXPIRATION   ASSUMED ANNUAL RATES OF STOCK PRICE
NAME                 GRANTED (#)(1)   EMPLOYEES IN FISCAL YEAR    ($/SHARE)       DATE       APPRECIATION FOR OPTION TERM (2)
----                 --------------   ------------------------    ---------       ----       --------------------------------
                                                                                                  5%($)             10%($)
                                                                                             ---------------    -------------
Barry N. Bycoff          425,000                 8.7%              $15.37         3/15/09      $ 2,659,282       $ 6,197,257
William C. Bartow         70,000                 1.4%              $15.37         3/15/09      $   437,999       $ 1,020,725
James E. Rosen            75,000                 1.5%              $15.37         3/15/09      $   469,285       $ 1,093,634
Regina O. Sommer               -                 0.0%                   -              -
Deepak Taneja            145,000                 3.0%              $15.37         3/15/09      $   907,284       $ 2,114,358
Thomas M. Palka           75,000                 1.5%              $15.37         3/15/09      $   469,285       $ 1,093,634
Thomas M. Palka          100,000                 2.0%              $ 2.20         7/08/09      $    89,562       $   208,718

-----------

(1) All of the options granted during 2002 to the named executive officers, with the exception of Mr. Palka, were tendered in connection with the Offer to Exchange in August 2002. In exchange for these options, as well as other options tendered, it is expected that new options will be granted to the named executive officers on two different dates. The Company granted 50% of the new options on March 25, 2003 and expects to grant the remaining 50% on or about April 25, 2003. The number of shares to be granted to each optionee will equal the number of shares tendered by each optionee, except that options with an exercise price of $36.09 tendered by Barry Bycoff and Deepak Taneja will be exchanged at a rate of one share underlying a new option for each two shares underlying such tendered options. Each new option will be granted at fair market value on the date of the grant and will be exercisable in accordance with a schedule based on the duration of each individual's employment with the Company.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected would be received by the individuals.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted to the named executive officers, including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 2002, and (iv) the value of such unexercised options at December 31, 2002:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         DECEMBER 31, 2002 OPTION VALUES

                                                                NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                                     OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                               SHARES                            DECEMBER 31, 2002              DECEMBER 31, 2002($)(3)
                              ACQUIRED         VALUE       --------------------------------   ---------------------------
NAME                         ON EXERCISE   REALIZED($)(1)  EXERCISABLE(2)  UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------------  --------------  ----------------   -----------   -------------
Barry N. Bycoff.........        73,950        $127,194        485,000             -             $972,155          -
William C. Bartow.......             -               -              -             -                    -          -
James E. Rosen..........        15,300        $147,339         27,000             -             $ 37,983          -
Regina O. Sommer .......             -               -              -             -                    -          -
Deepak Taneja...........        35,700        $ 31,284         27,800             -             $ 30,288          -
Thomas M. Palka.........        56,500        $ 62,150        215,000             -             $  7,696          -

------------------------
(1) Based on the closing price of a share of Common Stock of the Company as reported on the NASDAQ Stock Market on the date of exercise less the aggregate exercise price.

(2) The number of unexercised options at December 31, 2002 does not reflect the options tendered in the Offer to Exchange since they were not outstanding at December 31, 2002.

(3) Based on the closing price of a share of Common Stock of the Company, as reported on the NASDAQ Stock Market on December 31, 2002 ($3.25), less the exercise price.

     The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                                    (c)
                                                                                                        NUMBER OF SHARES REMAINING
                                             (a)                                                       AVAILABLE FOR FUTURE ISSUANCE
                                  NUMBER OF SHARES TO BE ISSUED                  (b)                     UNDER EQUITY COMPENSATIONS
                                  UPON EXERCISE OF OUTSTANDING    WEIGHTED AVERAGE EXERCISE PRICE OF       PLANS (EXCLUDING SHARES
PLAN CATEGORY                      OPTIONS AND WARRANTS (1)        OUTSTANDING OPTIONS AND WARRANTS       REFLECTED IN COLUMN a)(1)
-------------                      ------------------------        --------------------------------       -------------------------
Equity compensations plans
approved by stockholders (2)                1,850,423                           $ 8.29                           6,873,446(3)
Equity compensations plans not
approved by stockholders (4) (5)              328,732                           $ 7.31                             669,887
                                            ---------                                                            ---------
Total                                       2,179,155                           $ 7.98                           7,543,333
                                            =========                                                            =========

(1) On August 23, 2002, the Company filed a tender offer statement with the SEC in connection with its offer to exchange certain employee options to purchase shares of the Company's Common Stock for new options to purchase shares of its Common Stock (the "Offer to Exchange"). The Offer to Exchange provided for the grant of new options on two different dates. The Company granted 50% of the new options on March 25, 2003 and expects to grant the remaining 50% on or about April 25, 2003, subject to the terms and conditions of the Offer to Exchange. The number of shares to be granted to each optionee will equal the number of shares tendered by each optionee, except that options with an exercise price of $36.09 tendered by Barry Bycoff and Deepak Taneja will be exchanged at a rate of one share underlying a new option for each two shares underlying such tendered options. The options expected to be granted in the Offer to Exchange are not included in column (a).

(2) Consists of the following equity compensation plans: the 1991 Director Stock Plan, the 1994 Stock Plan, the 1997 Stock Option Plan, as amended, the 1997 Non-Employee Director Stock Option Plan, the 2000 Stock Incentive Plan and the 2002 Employee Stock Purchase Plan (the "2002 ESPP"). Shares of Common Stock are available for issuance under each of these plans.

(3) Includes an aggregate of 588,000 shares remaining to be issued under the 2002 ESPP, of which up to 112,000 shares are issuable in connection with the current offering period, which ends May 15, 2003.

(4) Consist of the following equity compensation plans, the 2001 Interim General Stock Incentive Plan, the 2002 Employee Retention General Incentive Plan and the 2002 General Stock Incentive Plan. Shares of Common Stock are available for issuance under all of these plans except the 2001 Interim General Incentive Plan.

(5) Includes warrants issued to a customer for the right to purchase 48,469 shares of Common Stock at exercise prices ranging from $14.00 to $62.50 per share, and expiration dates through December 15, 2004.

       2001 INTERIM GENERAL STOCK INCENTIVE PLAN, 2002 EMPLOYEE RETENTION
          GENERAL INCENTIVE PLAN AND 2002 GENERAL STOCK INCENTIVE PLAN.

     On December 12, 2001, the Board adopted the 2001 Interim General Stock Incentive Plan ("2001 Interim Plan") pursuant to which non-qualified stock options for up to 600,000 shares of Common Stock may be granted to employees. On March 15, 2002, the Board adopted the 2002 Employee Retention General Incentive Plan ("2002 Retention Plan") pursuant to which non-qualified stock options for up to 263,000 shares of Common Stock may be granted to employees. On July 8, 2002, the Board adopted the 2002 General Stock Incentive Plan ("2002 Stock Plan") pursuant to which non-qualified stock options or stock awards for up to 350,000 shares of Common Stock may be granted to employees. Options may be granted under the 2001 Interim Plan, 2002 Retention Plan and 2002 Stock Plan (collectively, the "Plans") to any employee of the Company or any of its subsidiaries other than an employee who is either (i) an executive officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) determined by the Company as likely to be subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, or (iii) determined by the Company to constitute an "officer" or a "director" for purposes of Rule 4350(i)(1)(A) of the rules of the National Association of Securities Dealers, Inc.

     The Board is authorized to adopt, amend and repeal the administrative rules relating to the Plans and to interpret the provisions of the Plans. The grant of stock options under these Plans shall be on such terms and conditions as deemed appropriate by the Board, provided that the terms and conditions of the options otherwise comply with all provisions of the Plans.

     The Board has the authority to select the recipients of options under the Plans and determine (i) the employees eligible for options under the Plans, (ii) the dates upon which such options become exercisable, (iii) the exercise price of options (which may not be less than the fair market value of the Common Stock on the date of grant), and (iv) the duration of the options (which may not exceed 7 years).

     If any option granted under the Plans expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such option will again be available for grant under the Plans.

     The terms of the Plans are substantially similar except that no option may be granted under the 2002 Retention Plan after March 15, 2004, no options may be granted under the 2002 Stock Plan after July 8, 2012, and no option may be granted under the 2001 Interim Plan after December 12, 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board, currently consisting of Mr. Mark, Chairman, and Mr. Wagner (the "Compensation Committee"). All members of the Compensation Committee are non-employee directors. From January 1, 2002 until May 14, 2002, the Compensation Committee of the Board of Directors consisted of Mr. Deninger, Chairman, Mr. Giler and Mr. Mark, from May 15, 2002 until December 18, 2002, the Compensation Committee of the Board of Directors consisted of Mr. Deninger, Chairman, Mr. Wagner and Mr. Mark, and from December 18, 2002 through December 31, 2002, the Compensation Committee of the Board consisted of Mr. Mark, Chairman, and Mr. Wagner. Mr. Deninger abstained from voting on matters regarding executive compensation during 2002. In August 2001, Broadview International LLC was engaged by the Company to assist with the acquisition of identified companies with portal service products. The Company paid a fee of $750,000 to Broadview International LLC in connection with an acquisition. Mr. Deninger is the Chairman and CEO of Broadview.

     Pursuant to the authority delegated to it by the Board, the Compensation Committee is responsible for the review and approval of company bonus plans and the granting of stock options to employees and consultants. The Compensation Committee recommends the compensation of executive management to the Board who has authority to approve the annual salaries, bonuses and stock option grants.

     One of the Company's primary business objectives is to maximize long-term stockholder returns. To achieve this objective, the Company believes it is necessary to attract, to retain and to motivate qualified executives. The Compensation Committee and the Board therefore apply the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer should be linked to the Company's performance.

     Establishing compensation programs generally and determining the compensation of individual executive officers are complex matters involving numerous issues and a variety of data, including a competitive analysis prepared by an independent third party executive compensation advisory firm. The approach of the Compensation Committee is primarily subjective in nature. The Compensation Committee identifies relevant factors to be considered, such as the need to be competitive in the market for executive talent, retain and motivate existing officers with competitive salary and option programs and to provide incentives and rewards for individual and corporate performance. However, the Compensation Committee maintains a flexible approach that is based on the exercise of judgment and discretion and reflects the Company's entrepreneurial operating environment and long-term performance orientation. Although targets and goals are set, precise formulas are not utilized and specific weights are not assigned to the various factors.

     The Compensation Committee focuses on the Company's goal of long-term enhancement of stockholder value by stressing long-term goals and by using stock-based incentive programs with extended vesting schedules. The Compensation Committee believes that the use of such incentives to retain and motivate individuals who have developed the skills and expertise required to lead the Company is key to the Company's success.

     Under the supervision of the Compensation Committee, the Company has developed and implemented certain compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and stockholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, (v) assist the Company in attracting and retaining qualified executive officers and (vi) retain and motivate existing officers to perform.

     Compensation is comprised of cash compensation in the form of annual base salary and performance-based bonuses and long-term incentive compensation in the form of stock options.

     In setting cash compensation levels for executive officers, the Compensation Committee prepares a salary review annually. The Compensation Committee endeavors to set base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other technology companies with which the Company competes for talent.

     The Compensation Committee relies on incentive compensation in the form of performance-based bonuses and stock options to retain and motivate executive officers. Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers are based upon management's success in meeting the Company's financial and operational goals. Milestones are established for revenue growth, operating income and earnings per share. With the exception of Mr. Thimot, Vice President of Worldwide Sales and Services, the milestones established by the Compensation Committee for 2002 were not achieved and no performance-based bonuses were paid to the executive officers. Mr. Thimot was paid $49,575 during February 2003, as incentive compensation for achieving his performance milestones in the fourth quarter of 2002.

In establishing the compensation for 2002 of Barry N. Bycoff, the Chief Executive Officer and President of the Company, the Compensation Committee considered the factors detailed above. The Compensation Committee also established objective financial measures against which Mr. Bycoff's performance is measured, including achievement of certain revenue goals and other operational goals. Mr. Bycoff's incentive compensation is tied to the achievement of these goals.

Mr. Bycoff's base salary was $375,000 and Mr. Bycoff was granted a $25,000 retention bonus in 2002, in accordance with the terms of his Executive Employment Agreement. The Compensation Committee, as an incentive to build stockholder value and improve corporate performance over the long term, granted Mr. Bycoff options to purchase 425,000 shares of the Company's Common Stock at an exercise price of $15.37 per share.

     Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. The Company's 1994 Stock Option Plan, 1997 Stock Option Plan, 2000 Stock Incentive Plan, 2001 Interim General Stock Incentive Plan, 2002 General Stock Incentive Plan and 2002 Employee Retention General Incentive Plan, each administered by the Compensation Committee, are the vehicles for the granting of stock options.

     Factors reviewed by the Compensation Committee in determining whether to grant options are similar to those considered in determining salaries and bonuses described above. Several other factors, however, such as an employee's individual initiative, achievement and performance are also considered by the Compensation Committee. In making recommendations for specific grants to executives, the Compensation Committee evaluates each officer's total equity compensation package in relation to competitive data provided by the independent third party executive compensation advisory firm. The Compensation Committee generally reviews the option holdings of each of the executive officers including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package, a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of the Company's stockholders.

     In August 2002, the Company offered to employees the opportunity to exchange certain outstanding options to purchase shares of Common Stock for new options to be issued in March 2003 and April 2003. Because the market value of the Company's Common Stock had fallen substantially below the exercise price of most outstanding options, the value of such stock options as a means of motivating and retaining employees had been significantly diminished. The Compensation Committee concluded that the Company needed to restore the value of the existing stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's strategies.

     The Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the tax law, certain requirements must be met including approval of the performance measures by the stockholders. In its deliberations, the Compensation Committee considers ways to maximize deductibility of executive compensation, while retaining the discretion the Compensation Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements. The Company has not adopted a policy that all executive compensation be fully deductible.

             COMPENSATION COMMITTEE

                   Michael L. Mark, Chairman
                   Ralph B. Wagner

                       EMPLOYMENT AND RETENTION AGREEMENTS

     The Company has entered into an Executive Employment Agreement with Mr. Bycoff. The agreement is for an initial three-year term ending in May 2005, and renews automatically for additional one-year periods unless terminated. The agreement establishes a base salary of $375,000, a retention bonus of $25,000 and incentive bonus compensation of up to 75% of his base salary, payable upon the attainment of performance milestones mutually agreed to by Mr. Bycoff and the Compensation Committee prior to each fiscal year. The agreement also provides for life and disability insurance coverage. The agreement provides that in the event of a change of control of the Company (as defined in the agreement), if Mr. Bycoff's employment is terminated by the Company without cause (as defined in the agreement), Mr. Bycoff will be entitled to either 36 months or 24 months base salary and bonus, depending on the particular circumstances of the termination, and 24 months continuation of life and disability insurance benefits. In the event of termination in connection with a change in control, 50% of Mr. Bycoff's unvested stock options will automatically vest. In the event the Company does not renew the agreement with Mr. Bycoff after its initial three-year term, Mr. Bycoff will be entitled to 12 months base salary and bonus.

     The Company has entered into Executive Retention Agreements with the each of the executive officers. These agreements provide that in the event of a change of control of the Company (as defined in the agreements), if the executive officer's employment is terminated by the Company or by the executive officer for good reason (as defined in the agreements), the executive officer will be entitled to six months base salary and bonus, 12 months continuation of benefits and the acceleration of outstanding stock options so that the number of shares that would otherwise have become vested during the two-year period following the date of termination will immediately become exercisable.

     The Company has entered into Transition and Consulting Agreements with Thomas Palka, former Vice President of Sales and Services. Pursuant to these agreements, Mr. Palka resigned as an executive officer of the Company on October 1, 2002 and as an employee of the Company on December 31, 2002. Effective January 1, 2003, Mr. Palka was retained as a consultant to the Company for a period of one year. Mr. Palka will be paid $220,000 during the consultancy period. Mr. Palka will not accrue or be paid any other compensation or benefits during the consultancy period.

                                PERFORMANCE GRAPH

     The following graph illustrates a five-year comparison of cumulative total stockholder return among the Company, the University of Chicago's Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market and the CRSP Index for the Nasdaq Computer Software Industry. The comparison assumes $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

[LINE GRAPH]

------------------------------------------------------------------------------------------------------------------
Company/Index Name                               Dec-97     Dec-98      Dec-99      Dec-00      Dec-01     Dec-02
-------------------------------------------------------------------------------------------------------------------
NETEGRITY, INC.                                 $  100.0   $  328.6   $ 4,338.1   $ 6,214.0   $ 2,212.5   $  371.8
------------------------------------------------------------------------------------------------------------------

NASDAQ STOCK MARKET (U.S. Companies)               100.0      141.0       261.5       157.4       124.9       86.3
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NASDAQ STOCKS
(SIC 7300-7399 US Companies)
Business Services                                  100.0      186.8       384.6       204.3       159.4      110.0
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

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On March 13, 2001, the Company terminated the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent public accountants. This decision was approved by the Audit Committee and by the Board. PwC's report on the Company's financial statements for the fiscal year ended December 31, 2000 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal year ended December 31, 2000 and through March 13, 2001, the date of termination of the engagement, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's financial statements that, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with PwC's reports.

     During the fiscal year ended December 31, 2000 and through the date of termination of PwC's engagement, there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

     On June 20, 2002, the Company terminated the engagement of Arthur Andersen LLP ("AA") as the Company's independent public accountants. This decision was approved by the Audit Committee and by the Board of Directors. AA's report on the Company's financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion, a disclaimer of opinion or any qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal year ended December 31, 2001 and through June 20, 2002, the date of termination of the engagement, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to the Company's financial statements that, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter of the disagreement in connection with AA's reports.

     During the fiscal year ended December 31, 2001 and through the date of termination of AA's engagement, there were no reportable events as defined in
Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

     On June 26, 2002, the Company engaged KPMG as its independent public accountants for the fiscal year ending December 31, 2002. The engagement was approved by the Audit Committee and by the Board. The Company did not consult with KPMG during the fiscal year ended December 31, 2001 nor during the subsequent period to the date of such engagement regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion KPMG might render on the Company's financial statements.

     The Company has selected KPMG as its independent public accountants for the fiscal year ending December 31, 2003.

     Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of AA will not be present at this meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act or written representations from reporting persons that no Form 5 filing was required for such persons, the Company believes that, during the year ended December 31, 2002, all filing required to be made by its reporting persons were timely made in accordance with the requirements of the Exchange Act, except as follows: (i) Mr. Taneja was not timely in filing one report relating to two transactions and one report reflecting two option grants; (ii) Mr. Bycoff was not timely in filing one report reflecting two option grants; (iii) Mr. Deninger was not timely in filing one report reflecting two option grants; (iv) Mr. Giler was not timely in filing one report reflecting two option grants; (v) Mr. Mark was not timely in filing one report reflecting two option grants; (vi) Mr. Palka was not timely in filing one report reflecting two option grants; (vii) Mr. Wagner was not timely in filing one report reflecting two option grants and one report relating to one transaction; (viii) Mr. Rosen was not timely in filing one report reflecting one option grant; and (ix) Mr. Bartow was not timely in filing one report reflecting one option grant.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 5, 2003.

     In accordance with the provisions of Rule 14a-4(c) promulgated under the Exchange Act, if the Company does not receive notice of a stockholder proposal to be raised at its 2004 Annual Meeting on or before February 18, 2004, proxies designated by the Board of Directors shall be allowed to use their discretionary voting authority when the proposal is raised at the 2004 Annual Meeting.

                                 OTHER BUSINESS

     The Board knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                             SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                         HOUSEHOLDING OF PROXY STATEMENT

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a copy of either document to you if you call or write the Company at the following address or phone number: Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Secretary of the Company, (781) 890-1700. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                                           By Order of the Board of Directors,

                                           Barry N. Bycoff
                                           President And Chief Executive Officer

                                   Appendix A

                                 NETEGRITY, INC.

                             AUDIT COMMITTEE CHARTER
                          (AS AMENDED OCTOBER 22, 2002)
I.       PURPOSE

         The Audit Committee (the "Committee") has been appointed by the Board of Directors (the "Board") to assist the Board by providing general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with the Company's standards of business conduct established by the Board. In so doing, it is the responsibility of this audit committee to maintain free and open communication among the independent accountants, the internal auditors and the Company's management.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall meet the independence and experience requirements of applicable statutes and regulations including the requirements of NASDAQ.

III.     MEETINGS

         Members of the Committee may participate in meetings of the Committee by conference telephone and participation by such means shall constitute presence in person at a meeting. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. Unless a chairman of the Committee is appointed by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

IV.      RESPONSIBILITIES

         The Committee shall:

         1.       Review this Charter at least annually.

         2. Have the sole authority to appoint or replace the independent accountants, to determine all compensation to be paid to the independent accountants and to oversee the work of the independent accountants (including resolution of disagreements between the management and the independent accountants regarding financial reporting). The independent accountants shall report directly to the Committee.

         3. Annually review and approve the scope of the independent audit for the current fiscal year.

         4. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

         5. Take appropriate action to oversee the independence of the independent accountants.

         6. Review and discuss with the independent accountants their annual written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and the independence of the independent accountants, including in particular any services other than those relating to the annual audit of the Company's financial statements and reviews of the Company's quarterly financial statements.

         7. Review the Company's audited annual financial statements and the independent accountants' opinion thereon. In reviewing the Company's audited annual financial statements, confer with the Company's independent accountants and management and consider the following:

                  - Changes in accounting principles or the application thereof; significant judgment areas; significant risks and exposures and the steps management has taken to minimize such risks to the Company; and significant and complex transactions.

                  - The results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality, appropriateness and consistent application of the Company's accounting principles, disclosures and underlying estimates in the financial statements.

                  - The effectiveness and adequacy of the Company's internal accounting procedures and the effectiveness and adequacy of internal financial controls. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

                  - The effectiveness and adequacy of the Company's disclosure controls and procedures to ensure that information required to be disclosed by the Company is recorded, processes, summarized and reported within the time periods specified in the Securities and Exchange Commission.

                  - Any comments and recommendations of the independent accountants, including any serious difficulties or disputes with management encountered during the course of the audit.

         8. Review with management and the independent accountants the interim financial statements and the results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the interim financial statements.

         9. Discuss with the independent accountants any audit findings pursuant to Section 10A of the Private Litigation Reform Act of 1995. (Among other things, this section requires each audit to include procedures regarding detection of illegal acts, identification of related party transactions and evaluation of the issuer's ability to continue as a going concern.)

         10. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including internal control matters, fraud, the auditor's responsibility under generally accepted auditing standards, significant audit adjustments and other such items.

         11. Provide any recommendation, certifications and reports that may be required by NASDAQ or the Securities and Exchange Commission. The report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement shall affirm that the Committee is governed by a charter and has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent accountants the matters required to be discussed by SAS 61, (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No.1 and has discussed with the independent accountants the independent accountants' independence and (iv) recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

         12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain and determine fees for independent counsel, accountants and others to assist it in the conduct of any investigation.

         13. Review and approve in advance all related party transactions on an ongoing. The term related party transaction shall have the meaning ascribed to it for the purposes of Rule 4350(h) of NASD.

         14. Provide sufficient opportunity for each of the chief financial officer, and the independent accountants to meet separately with members of the Audit Committee without other members of management present. Among the matters to be discussed in these meetings are the independent accountants' evaluation of the Company's financial accounting personnel and the cooperation that the independent accountants received during the course of the audit.

         15. Pre-approve all audit and non-audit services provided to the Company by independent accountant. The Committee may delegate to one or more of its members the authority to grant such pre-approvals. Pre-approvals granted by any such delegate shall be presented to the full Committee at its next scheduled meeting.

         16.      Establish a procedure for:

                  - the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

                  - the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         17. The Committee shall discuss with management and the independent accountants:

                  - the accounting policies of the Company which may be viewed as critical; the nature and extent of any significant changes in accounting principles or the application thereof; significant judgment areas; significant risks and exposures and the steps management has taken to minimize such risks to the Company; and the quality and adequacy of the Company's internal controls, accounting policies and estimates.

                  - the terms and effects of any transactions with parties related to the Company which are significant in size or which involve terms or other aspects which differ from those which would likely be negotiated with an unaffiliated third party and which are material to an understanding of the Company's financial statements.

                  - the nature of any off-balance sheet structures, including financing arrangements, and their potential impact on the Company and its financial statements.

                                  DETACH HERE                             2NTEC2


                                     PROXY

                                NETEGRITY, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 16, 2003


     The undersigned hereby appoints Ralph B. Wagner and Barry N. Bycoff, and each of them, as proxies, with full power of substitution, to vote all shares of capital stock of Netegrity, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 2003, at 9:00 a.m., local time, at the Company, 201 Jones Road, Waltham, MA 02451 and at any adjournments thereof, upon such business as may properly come before the meeting, including the following set forth on this proxy.

________________________________________________________________________________

Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
      DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

________________________________________________________________________________


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE
ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN
THIS PORTION IN THE ENVELOPE PROVIDED.                 DO YOU HAVE ANY COMMENTS?

___________________________________________        _____________________________

___________________________________________        _____________________________

___________________________________________        _____________________________

NETEGRITY, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694








            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      2NTEC1


     Please mark
/X/  votes as in
     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES IN PROPOSAL 1.

Election of Directors.

Nominees:  Barry N. Bycoff, Ralph B. Wagner, Michael L. Mark,
           Eric R. Giler, Lawrence D. Lenihan, Jr. and
           Paul F. Deninger

              FOR                               WITHHOLD
              ALL      /  /           /  /      FROM ALL
           NOMINEES                             NOMINEES

           /  / ________________________________________
                For all nominee(s) except as written above

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.


Mark box at right if you plan to attend the Annual Meeting.        /  /

Mark box at right if an address change or comment has been
noted on the reverse side of this card.                            /  /

Please sign this proxy exactly as name appears hereon. When
shares are held by joint tenants, both should sign. When
signing as attorney, administrator, trustee or guardian,
please give full title as such.                                    /  /


Signature: ____________________________  Date: _________________________

Signature: ____________________________  Date: _________________________